Terms and Conditions – ASML Employee Share Purchase Plan November 2025 © ASML 2025 Confidential Exhibit 4.5 Terms and Conditions – ASML Employee Share Purchase Plan

© ASML 2025 – ASML Employee Share Purchase Plan - page 2 of 9 Confidential Contents Article 1 –Definitions ........................................................................................................ 3 Article 2 – General ........................................................................................................... 4 Article 3 – Allocation of Shares ........................................................................................ 5 Article 4 – Acceptance and Release ................................................................................ 5 Article 5 – Options ........................................................................................................... 6 Article 6 – Allocation of Retention Bonus ......................................................................... 6 Article 7 – Variation of Share Capital ............................................................................... 7 Article 8 – Taxes and Cost............................................................................................... 8 Article 9 – Compliance with Insider Trading Rules .......................................................... 8 Article 10 – Notices .......................................................................................................... 8 Article 11 – Governing Law .............................................................................................. 9 Article 12 – Amendments................................................................................................. 9

© ASML 2025 – ASML Employee Share Purchase Plan - page 3 of 9 Confidential Article 1 - Definitions Term Definition Allocation The allocation of Share(s) to an Employee in accordance with Article 2 of this Plan and ‘Allocated’ shall be construed and interpreted accordingly; Allocation Date The date of the Allocation of a Share, generally being two trading days after the publication of the quarterly or annual results; Annual Gross Base Salary The annual gross base salary as applicable in the defined period preceding the relevant Allocation Date, as communicated to the Employee; to the extent the Employee works part-time, the amount will be pro-rated; Application Form The application form for this Plan on the basis of which Employee requests the Allocation of Shares and, on which basis, ASML at its sole discretion, Allocates Shares to Employees; ASML ASML Holding N.V., having its registered seat at De Run 6501, 5504 DR Veldhoven, The Netherlands, registered with the Chamber of Commerce (Kamer van Koophandel) under registration number 17085815; Board of Management: The Board of Management of ASML as mentioned in the articles of association of ASML; Conditions The terms and conditions to this Plan; Employee A natural person who is employed with a Group Company at the Allocation Date, not being a member of the Board of Management, and who is on a Group Company’s payroll when submitting the Application Form and at the Allocation Date, respectively; Employer A Group Company that employs the relevant Employee; Group Company An affiliated company of ASML in accordance with section 24b of Book 2 of the Dutch Civil Code, and whose Employees may, based on a decision of the Board of Management, participate in this Plan from time to time; Option A right issued under a previous version of this Plan by ASML to the Option Holder to acquire one Share against payment of the Option Exercise Price and applicable Taxes during the Option Period; the last Options will lapse in July 2026; Option Exercise Price: The price for which Option Holder may acquire one Share upon the exercise of one Option; Option Holder The holder of an Option being the person to whom an Option has been Allocated under a previous ASML option and share purchase plan in writing, and which Option has not been exercised; Option Period The period during which the Option may be exercises as determined by Article 5; Plan This ASML Employee Share Purchase Plan, including these Conditions and the appropriate Application Form, as amended from time to time;

© ASML 2025 – ASML Employee Share Purchase Plan - page 4 of 9 Confidential Plan Agent The organization to be designated by ASML and that is engaged for the implementation of this Plan; Release The issuance or transfer of shares to an employee in accordance with Article 4 of this Plan and “Release” and “Released” shall be construed and interpreted accordingly; Retention Bonus A gross cash payment that the Share Holder will receive in accordance with Article 6 of these Conditions; Share An ordinary share in the capital of ASML, having a nominal value of EUR 0.09 (nine eurocents) or any other nominal value such Share may have in the future; Share Holder The holder of a Share, being either the Employee to whom a Share has been Released under this Plan or who has become the holder of such Share by virtue of being Employee’s heir or an Option Holder upon exercise of an Option; Share Purchase Price The price in Euro for which the Share Holder may acquire one Share upon Allocation. This price is equal to the underlying value of one Share on the Allocation Date. Except for Employees in the United States, all Shares are denominated in Euro. In anticipation of the (quarterly) Allocation Date, the monthly net amount deducted from the Employee’s payroll in local currencies will be converted into Euro on a monthly basis; Total Purchase Price The sum payable by the Employee of Share Purchase Price multiplied by the number of Shares (to be) Allocated to the Employee on the Allocation Date. The terms defined above in the singular or in the plural shall also comprise the plural and vice versa unless the context of the Conditions clearly indicates otherwise. Article 2 – General With this Plan, ASML aims to retain its talented employees, create an ownership culture, strengthen its Employee’s commitment, and provide them with the opportunity to become shareholders of ASML. The maximum number of Shares to be Allocated under this Plan is equal to the maximum number of shares that ASML repurchases from time to time under a share buyback program for the purpose of covering employee share plans. The Option Holder and/or Share Holder is aware of the fact that participation is an investment and that the value of the Shares may rise or fall, and that ASML does not guarantee that Option Holder and/or Share Holder will derive any benefit from participating in the Plan. Nothing in these Conditions or related documents by themselves or in combination shall be construed as an expressed or implied contract of employment or a guarantee of continued future employment. The Board of Management shall have the authority and complete discretion to construe and interpret the provisions of the Plan. The Board of Management’s interpretation and construction of any

© ASML 2025 – ASML Employee Share Purchase Plan - page 5 of 9 Confidential provision of the Plan shall be final and binding. The Board of Management shall not be liable for any action or determination made in good faith with respect to the Plan. In case of a conflict between these Conditions and the Application Form, these Conditions will supersede the Application Form. Article 3 – Allocation of Shares 3.1 The maximum aggregate value of the Share Purchase Price (set as a percentage of Annual Gross Base Salary) that may be used for the purchase of Shares under this Plan is set at a level designated by the Board of Management from time to time. The Share Purchase Price is paid from Employee’s net periodic pay. 3.2 Taking into account the maximum aggregate value as referred to in Article 3.1, the number of Shares to be Allocated is dependent on the requested amount divided by the Share Purchase Price on the Allocation Date. Where the calculation results in fractional Shares the actual number of Shares will be rounded up to three decimals. 3.3 When submitting a request for the Allocation of Shares (in a matter required by ASML) the Employee shall owe the Employer the Total Purchase Price. 3.4 Per Share Allocated, the Employee shall pay to ASML the Share Purchase Price. The Employer will deduct the Total Purchase Price from the net pay of the Employee. 3.5 For the avoidance of doubt, no Shares will be Allocated to an individual who no longer qualifies as an Employee on the Allocation Date (e.g. due to termination of the employment). Any outstanding balance or Share Purchase Price held by the Employer shall be paid by the Employer to the Employee within one month, after the initially intended Allocation Date. ASML will determine which payment method shall be used. 3.6 To be eligible for the Allocation of Shares, the Employee’s duly completed Application Form must be duly received by the Plan Agent. Related personal data is processed in compliance with the ASML Privacy Policy. For more information on the processing of his personal data, the Employee can consult the ASML Privacy Notice for Workers. 3.7 ASML will Allocate Shares at its own discretion, on the basis of the Employee’s Application Form taking into account the maximum aggregate value referred to in Article 3.1. Article 4 – Acceptance and Release 4.1 By submitting the Allocation Form, the Employee expresses his wish to participate in the Plan and accepts (i) the number of Shares that is or will be Allocated; and (ii) the conditions of this Plan. 4.2 The Employee shall be informed within a reasonable term, in writing, of the number of Shares Allocated. 4.3 The Shares Allocated to the Employee will generally be Released by ASML within 5 working days after the Share Purchase Price has been set. A Release of Shares shall only be made if the Employee has fulfilled all his obligations towards the Employer, ASML or any Group Company under the Plan. 4.4 The Employee shall not be entitled to any compensation of damages insofar as such damages arise or may arise from a delayed Release under this Article 4.

© ASML 2025 – ASML Employee Share Purchase Plan - page 6 of 9 Confidential Article 5 – Options 5.1 The Option Period shall lapse after 10 (ten) years, counting from their respective Allocation Date. Since no Options have been allocated after 2016, the last Option Period will end latest in July 2026. 5.2 Options may only be exercised or settled within the Option Period against payment of the Option Exercise Price for each Option exercised. The Option Exercise Price has been set and communicated in writing to Option Holders. 5.3 Upon the exercise of an Option and payment of the Option Exercise Price and the applicable Taxes, in accordance with Article 8, the remaining Shares will be transferred to the Share Holder. 5.4 Options that have not been exercised within the Option Period shall lapse after the expiration of the Option Period and become null and void. In case the share price of ASML Shares is higher than the sum of the Option Exercise Price and applicable Taxes, these Options will be exercised and sold automatically immediately prior to expiration. 5.5 In case of the Option Holder’s (i) death; or (ii) incapability to act, each Option shall be settled in cash based on the difference between (i) the underlying value of one Share at the date of decease or incapability to act; and (ii) the Option Exercise Price. The cash proceeds of such settlement shall be paid, subject to Article 8, to Option Holder or the Option Holder’s legal personal representatives (or, if appropriate, his designated beneficiary or beneficiaries and in the event of there being no designated beneficiary or beneficiaries, his estate) as soon as practically possible following the date of the decease or incapacity to act. 5.6 The Option is strictly personal and is non-transferable and may not be encumbered with a pledge, nor are Option Holders allowed to enter into any other act or transaction (including for the avoidance of doubt entering into any form of hedging transactions) the economic effect of which would be the same as a transfer or encumbrance of an Option or otherwise substantially alter the economic interest in the Option. Article 6 – Allocation of Retention Bonus 6.1 Notwithstanding Articles 6.2 and 6.3 of these Conditions, ASML will award Share Holder a Retention Bonus if Share Holder has (i) continued to hold the Allocated Share up to and including the first anniversary of the respective Allocation Date; (ii) not encumbered the Allocated Shares with a pledge, nor entered into any other act (including for the avoidance of doubt entering into any form of hedging transactions) the economic effect of which would be the same as a transfer or encumbrance of an option or otherwise substantially alter the economic interest in the Allocated Shares;

© ASML 2025 – ASML Employee Share Purchase Plan - page 7 of 9 Confidential (iii) continuously been an Employee from the relevant Allocation Date up to and including the first anniversary of such Allocation Date; and (iv) complied with all requirements set forth in these Conditions. 6.2 In case of termination of the employment relationship between the Employee and the Employer, prior to the first anniversary of the respective Allocation Date due to Employee’s (i) death; or (ii) incapability to act, the Share Holder will be awarded the Retention Bonus, and this Retention Bonus will be paid, subject to Article 8, as soon as practically possible following the date of the decease or incapacity to act. 6.3 Unless otherwise determined by ASML prior to the relevant Allocation Date, the Retention Bonus is equal to 20% of the Total Purchase Price paid by the Employee for the relevant Shares. For the avoidance of doubt, this Retention Bonus is a gross payment to which Article 8 of these Conditions applies. 6.4 The Retention Bonus will be paid to Share Holder as soon as practical following the first anniversary of the Allocation Date. 6.5 The Retention Bonus will not form part of the Employee’s pensionable salary. Where pension premiums are payable based on local legislation, these premiums will be payable by or recovered from the Employee. Article 7 – Variation of Share Capital 7.1 The Board of Management may adjust the number of Shares subject to any Allocation or number of Options, and the reserve for distribution under the Plan in a manner that it considers to be fair and reasonable in an the event of a (i) share split; (ii) reverse share split; (iii) any other capitalization issue (excluding a capitalization issue in substitution for, or as an alternative to, a cash dividend), rights issue or rights offer; or (iv) any reduction, sub-division, consolidation, or other variation of the capital of ASML affecting the Option Exercise Price or the number of Shares (to be) Allocated under this Plan (including any change in the currency in which Options or Shares are denominated). The adjustment may be made retrospectively, where appropriate. For the avoidance of doubt, there is no obligation for ASML to make such adjustment. 7.2 Any adjustments made based on this Article 7 may, upon request of the Board of Management, be reviewed by an independent expert on the basis of the principles of fairness and reasonableness. Notwithstanding the provisions of this Article 7, the decision made by ASML as to whether or not such adjustments are to be made, shall be conclusive and binding. Adjustment of the Option Exercise Price, the number of Options and/or the number of Shares shall take place on the day preceding the day on which notice was given of the aforementioned resolutions. Possible consequences of such adjustments for the levy of tax, employee social security premiums, social insurance premiums, and income level dependent regulations, shall be entirely for the account of Option Holder and/or Share Holder.

© ASML 2025 – ASML Employee Share Purchase Plan - page 8 of 9 Confidential 7.3 The Employee will be notified in writing as soon as possible of the adjustments made to their Shares, Options or Option Exercise Price. Article 8 – Taxes and Cost 8.1 All taxes levied, employee social security premiums and social insurance premiums due as a result of the Allocation and/or Release and/or possession and/or exercise and/or sale of Options and/or Shares and/or Retention Bonus, including possible consequences of an amendment of the Conditions, shall be entirely for the account of Option Holder and/or Share Holder. 8.2 All possible consequences for pension, including early retirement, and/or employee social security and/or social insurance benefits and/or income level dependent regulations as a result of Options and/or Shares and/or Retention Bonus Allocated or Released under the Plan, including possible consequences of an amendment of the Conditions, shall be entirely for the account of Option Holder and/or Share Holder. 8.3 Option Holder and/or Share Holder shall be liable for all the cost relating to the exercise of Options and/or sale of Shares, including – but not limited to –costs charged by stockbrokers in connection with the transaction. 8.4 Costs relating to the Release of Shares in the capital of ASML to Employee shall be for the account of ASML. 8.5 Share Holders may hold their shares through the Plan Agent when employed with a Group Company. Within twelve months of the termination of employment with any Group Company, the Share Holder shall transfer the Shares to a personal securities account or sell them through the Plan Agent. In case the Share Holder does not comply timely with this obligation and continues to use the Plan Agent’s services, the Share Holder will reimburse any cost related to the Shares or their administration to ASML as per the date that the Share Holder no longer qualifies as Employee. To this end, the Share Holder authorizes ASML to sell the relevant number of Shares owned by the Share Holder to cover any reasonably incurred costs. ASML will keep a record to the costs incurred and these will be settled ultimately at the final sale of Shares. Article 9 – Compliance with Insider Trading Rules 9.1 By participating in the Plan, the Employee agrees to have read and understood the Insider Trading Rules. The Employee declares that he will comply with the Insider Trading Rules at any time when Trading in ASML Securities (both as defined in the Insider Trading Rules). Article 10 – Notices 10.1 Notices which must be given by ASML to Option Holder and/or Share Holder pursuant to or in connection with the Plan shall be regarded as correctly addressed if they are posted on the ASML Intranet or communicated by the Plan Agent and/or sent to the (email) address of Option Holder and/or Share Holder as recorded by ASML or a Group Company. 10.2 Notices which must be given by Option Holder and/or Share Holder to ASML pursuant to or in connection with the Plan shall be regarded as correctly addressed if sent to the address of ASML, as listed with the Chamber of Commerce, for the attention of the Plan Agent.

© ASML 2025 – ASML Employee Share Purchase Plan - page 9 of 9 Confidential Article 11 – Governing Law 11.1 The Plan, the Conditions, and all further documents related to the Conditions shall be governed by the laws of The Netherlands. 10.2 All disputes arising from the Plan, the Conditions, and further documents related to the Plan, shall be settled by the District Court of ‘s-Hertogenbosch, the Netherlands. Article 12 – Amendments 12.1 The Board of Management shall have the power to amend the Plan or add further provisions to the same at any time; Option Holder and/or Share Holder will be informed of any amendments.